                                                                    Exhibit f(2)

                             PARTICIPATION AGREEMENT


Participation Agreement, dated as of 9-5, 2001 by and between Salomon Smith Barney Inc., a New York corporation ("Salomon Smith Barney"), and Seix Investment Advisors, Inc., a Subchapter S Corporation ("Company").

WHEREAS, Salomon Smith Barney together with its affiliates is offering to its clients one or more investment advisory, trading, custody and/or retirement programs pursuant to which such clients will purchase shares of mutual funds included in such program(s) at net asset value without the imposition of initial or contingent deferred sales charges (each a "Program" and collectively, the "Programs");

WHEREAS, Company is sponsor, investment adviser, sub-adviser, distributor and/or administrator of, and/or otherwise acts as a service provider to, certain mutual funds, and Salomon Smith Barney and Company desire to include certain of such funds' shares in one or more Programs (the funds that Company and Salomon Smith Barney from time to time agree will be included in one or more of the Programs are referred to herein as the "Funds");

WHEREAS, Salomon Smith Barney will perform certain services for its clients who invest in the Funds through one or more of the Programs ("Clients"); and

WHEREAS, Company, on behalf of the shareholders of the Funds who are participants in the Programs, desires to compensate Salomon Smith Barney for providing such services.

NOW, THEREFORE, Salomon Smith Barney and Company agree as follows:

1.  Transactions in the Funds

Subject to the terms and conditions of this Agreement, Company will cause each Fund to make its shares available to be purchased, exchanged or redeemed by Clients at the net asset value applicable to each order, as determined in accordance with each Fund's then effective prospectus and statement of additional information, without the imposition of initial or contingent deferred sales charges or any other transaction related charges (e.g., redemption fees, exchange fees and federal funds wire payment fees) pursuant to the terms of the then effective prospectus and statement of additional information, as amended from time to time.

2.  Services

A. As the parties may agree from time to time, and subject to the particular parameters Salomon Smith Barney establishes for each Program, Salomon Smith Barney (either directly or through one or more of its affiliates or agents) will provide the following services:

(i) Receive Client instructions for the purchase, sale, exchange and redemption of Fund shares ("Instructions") and communicate such Instructions, as directed, to the Company, the Fund or the Fund's transfer agent (collectively, the "Receiving Party") for the purpose of the Receiving Party inputting and executing orders that correspond to such Instructions on the books of the Fund, in a time frame and manner as the parties from time to time agree upon;

(ii) Maintain records for and on behalf of each Client reflecting Instructions and outstanding balances of Fund shares owned by the Client;

(iii) Prepare and transmit to Clients confirmations of all transactions effected pursuant to Instructions;

(iv) Prepare and transmit to Clients periodic consolidated account statements indicating, with respect to shares of the Funds: the number of shares of each Fund owned: purchases, redemptions and exchanges of Fund and other information as determined by Salomon Smith Barney;

(v) Provide Clients with copies of prospectuses, statements of additional information, proxy materials, periodic and special shareholder reports and other materials relating to the Funds (collectively, "Fund Materials"), as may be provided by Company or the Fund to Salomon Smith Barney;

(vi) Assist with the solicitation of proxies from Clients, as requested by Company;

(vii) Provide each Fund, each Fund's transfer agent and/or other parties designated by them with information, on a daily basis, regarding the sales by state or jurisdiction of residence of Clients for purposes of the Fund's regulatory requirements. (Such information shall be provided in a form mutually agreeable to Salomon Smith Barney and Company);

(viii) Provide to Company, each Fund, each Fund's transfer agent and/or other parties designated by them with such other information relating to transactions in and holdings of Fund shares by Clients as the parties agree upon from time to time.

(ix) Respond to Client inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates;

(x) With respect to each Client's ownership of, or transactions with respect to, any Fund, prepare and file with the appropriate federal agencies information and reports regarding (a) dividends and other distributions made, (b) amounts withheld on dividends and other distributions and payments and (c) gross proceeds of sale transactions;

(xi) Provide each Client with access to one or more Salomon Smith Barney Financial Consultants who will provide personal service and attention with respect to the foregoing; and

(xii) Provide such other services relating to Client holdings and transactions in Funds included in the Programs as from time-to-time the parties shall mutually agree.

B. Company agrees that, in connection with transactions in Fund shares made by Clients through Salomon Smith Barney (or its affiliates or agents) pursuant to a Program, and except as otherwise agreed to by the parties, Company and each Fund will follow the operating procedures set forth in Exhibit A to this Agreement. For purpose of Section 2A(i) above, Company hereby appoints Salomon Smith Barney as agent for the limited purpose of receiving Instructions from Clients.

C. In providing services hereunder, the parties acknowledge that Salomon Smith Barney shall be providing services to and acting solely for the benefit of Clients. The parties further acknowledge that in connection with all purchases, sales, exchanges and redemptions of Fund shares by Clients pursuant to a Program, Salomon Smith Barney shall be acting on an agency basis.

D. Nothing in this Agreement shall impose upon Salomon Smith Barney any obligation to include any particular Fund or Funds in any particular Program. Salomon Smith Barney reserves the right to determine, in its sole discretion, whether any particular Fund will be made available under one more of the Programs initially as well as whether such Fund will continue to be made available under such Program(s).

3. Delegation by Smith Barney

Salomon Smith Barney may delegate some or all of its duties under this Agreement to such other parties which in Salomon Smith Barney's sole discretion it deems to be competent to assume such duties; provided that Salomon Smith Barney shall be responsible and liable for the acts and conduct of any such delegate to the same extent as if the acts and conduct had been performed by Salomon Smith Barney.

4.  No Limitation

The provisions of this Agreement in no way shall limit the authority of Company or any Fund to take such action as it or they may deem appropriate or advisable in connection with all matters relating to the operations of the Funds and/or the sale of Fund shares.

5.  Fees

A. Company agrees to pay Salomon Smith Barney or its designated affiliate (or to cause the Funds to pay Salomon Smith Barney or its designated affiliate) the fees set forth on Schedule 1.

B. For purposes of calculating the fees described in Schedule 1, the value of Client assets invested in the Funds shall be determined in accordance with the then effective prospectus(es) and statement(s) of additional information of the Funds. Nothing in this Agreement shall preclude Salomon Smith Barney from crediting all or a portion of the amounts it receives under this Section 5 to Clients in certain Programs in order to reduce the fees payable by such Clients to Salomon Smith Barney in connection with such Programs.

C. If Salomon Smith Barney and Company agree to revise the fees payable in connection with a Program, Schedule 1 will be amended and signed by the parties to this Agreement. The terms of this Agreement will otherwise remain in effect.

6.  Records and Reporting

Salomon Smith Barney will maintain and preserve all records as required by law in connection with its provision of services under this Agreement. Upon the reasonable request of Company, a Fund or the Fund's transfer agent, Salomon Smith Barney will provide copies of: historical records relating to Instructions involving the Fund; written communications regarding the Fund to or from Clients; and other materials relating to the provision of services by Salomon Smith Barney under this Agreement. Salomon Smith Barney will comply with reasonable requests for such information and documents made by Company, the board of directors or trustees of a Fund, or any governmental body or self-regulatory organization.

7.  Representations; Warranties; and Covenants

A. Salomon Smith Barney represents that: (i) this Agreement has been duly authorized by all necessary corporate action and, when executed and delivered, shall constitute the legal, valid and binding obligation of Salomon Smith Barney, enforceable in accordance with its terms; (ii) the activities of Salomon Smith Barney contemplated by this Agreement comply with all provisions of federal and state securities laws applicable to such activities; (iii) Salomon Smith Barney has obtained such registrations and qualifications as are necessary to permit it to perform its obligations hereunder; (iv) the arrangements provided for in this Agreement will be disclosed to Clients; (v) Salomon Smith Barney is duly registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers Inc.; and (vi) all Fund shares in any Program are and will be owned beneficially by Clients and no Fund shares in any Program are or will be owned beneficially by Salomon Smith Barney.

B. Company represents that: (i) this Agreement has been duly authorized by all necessary corporate action and, when executed and delivered, shall constitute the legal, valid and binding obligation of Company, enforceable in accordance with its terms; (ii) shares of the Funds are registered and authorized for sale in accordance with any and all applicable federal and state securities laws;
(iii) the prospectus and statement of additional information of each Fund comply in all material respects with any and all applicable federal and state securities laws and (iv) the prospectus for each Fund that is available for purchase through Salomon Smith Barney's AssetOne ProgramSM or any other securities trading Program that may be offered by Salomon Smith Barney ("SB Securities Trading Programs") currently discloses that a transaction charge may be imposed by broker-dealers who make Fund shares available and that there will be no charge if the Fund shares are purchased directly from the Fund.

C. Company covenants and agrees that, for so long as this Agreement remains in effect, it shall use its best efforts to cause shares of the Funds to continue to be registered and authorized for sale in accordance with all applicable federal and state securities laws and shall notify Salomon Smith Barney promptly in the event any Fund's shares cease to be so registered or authorized for sale and (ii) the prospectus for each Fund that is available for purchase through a SB Securities Trading Program to continue to contain the disclosure described in
Section 7B(iv) above and shall notify Salomon Smith Barney promptly in the event a prospectus ceases to contain such disclosure.

D. Salomon Smith Barney and Company each agree to comply with all provisions of federal and state laws and the Conduct Rules of the NASD applicable to its respective activities under this Agreement.

E. Salomon Smith Barney and Company each agree to notify the other promptly in the event that it is, for any reason, unable to perform any of its obligations under this Agreement.

F. Salomon Smith Barney covenants and agrees that it will not make any representations about the Funds except to the extent such representations (i) are contained in a Fund's current prospectus, statement of additional information, as amended or supplemented from time to time, or sales literature;
(ii) are consistent with information contained in such materials, or (iii) are otherwise authorized by or on behalf of the Funds.

8.  Use of Names

A. Company hereby authorizes Salomon Smith Barney to use the names and other identifying marks of Company and each Fund in connection with the marketing of the Programs or the provision of services under this Agreement by Salomon Smith Barney. Company or any Fund may withdraw this authorization as to any particular use of any such name or identifying marks at any time (i) upon Company's or the Fund's reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of Company or such Fund; (ii) if Company or the Fund reasonably determines that materials using such names and identifying marks are inaccurate or misleading; or (iii) if Salomon Smith Barney is no longer providing services to Clients as described in Section 2. Salomon Smith Barney agrees that, at the request of Company or a Fund, Salomon Smith Barney shall discuss with Company and/or the Fund, and consider in good faith, any standards or specifications relating to Salomon Smith Barney's use (or proposed use) hereunder of the names and other identifying marks of Company and/or the Fund.

B. Except as otherwise expressly provided for in this Agreement, neither Company nor any Fund shall use any trademark, trade name, service mark or logo of Salomon Smith Barney, or any variation of any such trademark, trade name, service mark or logo, without Salomon Smith Barney's prior written consent.

C. Upon request, Salomon Smith Barney shall provide Company with copies of all sales literature and other marketing materials which refer to Company or any Fund.

9. [INTENTIONALLY OMITTED]

10.  No-Solicitation

Company agrees, at all times during the term of this Agreement and thereafter, that neither it nor any Fund knowingly shall solicit, directly or indirectly, any Client to invest in the Funds or in any other investment company for which Company acts as a sponsor, adviser, administrator, distributor, or other service provider (a "Company Fund"); provided, that this prohibition shall not apply to:
(i) the solicitation of any Client that was an investor in a Fund or in any Company Fund prior to the time it became a participant in a Program; or (ii) to any solicitation that Company or a Fund engages in at the request of Salomon Smith Barney.

11.  Confidentiality

A. Company agrees, at all times during the term of this Agreement and thereafter, that it and each Fund shall maintain the confidentiality of, and not disclose to any person, or otherwise make use of (directly or indirectly), the names and addresses of, or other information relating to, Clients ("Client Information"), except as expressly permitted under this Agreement, as may be necessary in the ordinary course of performing the services and transactions contemplated by this Agreement, or as may be required by applicable law or judicial process. Notwithstanding the foregoing, Company and the Funds shall not be prohibited from utilizing for any purpose Client Information if they can clearly establish that such information was (i) known to them prior to this Agreement; (ii) rightfully acquired by them from third parties whom they reasonably believed were not under an obligation of confidentiality to any other party to this Agreement; or (iii) independently developed by them without breaching any provision of this Agreement.

B. Each party acknowledges and agrees that any and all technical or business information, including without limitation financial information, business or marketing strategies or plans or product development, but excluding Client Information which is covered by paragraph A of this Section 11, which is disclosed to the other party or is otherwise obtained by such party or its affiliates or agents during the term of this Agreement (the "Proprietary Information") constitutes the valuable property of the other party. Each party agrees that should it come into possession of Proprietary Information, it will use its best efforts to hold such information in confidence and shall refrain from using, disclosing or distributing any such information except (i) as may be necessary in the ordinary course of performing the services and transactions contemplated by this Agreement; (ii) with the written consent of the other party; or (iii) as required by law or judicial process. Proprietary Information shall not include information a party to this Agreement can clearly establish was (i) known to the party prior to this Agreement; (ii) rightfully acquired by the party from third parties whom the party reasonably believes are not under an obligation of confidentiality to any other party to this Agreement; (iii) placed in public domain without fault of the party or its affiliates; or (iv) independently developed by the party without reference to or reliance upon Proprietary Information.

12.  Provision of Materials

A. Company shall furnish Salomon Smith Barney, or arrange for the Funds to furnish Salomon Smith Barney, at its or their expense, with current prospectuses and statements of additional information of the Funds (including any supplements thereto), periodic reports to Fund shareholders and marketing and other materials relating to the Funds in such quantities as Salomon Smith Barney reasonably requests.

B. Within the specified time frames, Company shall furnish Salomon Smith Barney, or arrange for the Funds to furnish Salomon Smith Barney, with the following information:

(i) Within three days of the end of each quarter, a brief narrative concerning the performance of each Fund over the previous quarter.

(ii) Within one week of the end of each quarter, the following quantitative data for each Fund:

         (a) Total return for each month in the previous quarter (calculated in accordance with SEC guidelines)
         (b) Quarter-end net assets
         (c) Quarter-end net asset value
         (d) Quarter end portfolio manager(s)
         (e) Quarter-end portfolio manager(s) tenure
         (f) Quarter-end portfolio holdings
         (g) Quarter-end asset allocation breakdown using the following categories: stocks; bonds; cash; domestic; foreign.
         (h) Annual expense ratio (as reported in the Fund's most recent annual report)

         (i) Annual portfolio turnover (as reported in the Fund's most recent annual report)

(iii) The information and data provided to Salomon Smith Barney under items (i) and (ii) above of this Section 12.B. shall be referred to in this Agreement as "Fund Data." Fund Data shall be furnished in a format specified by Salomon Smith Barney.

C. Company will notify Salomon Smith Barney of any departure by a Fund portfolio manager within 24 hours of Company's receipt of notice of an intended departure.

D. Salomon Smith Barney employees shall have reasonable access to the portfolio manager(s) of each Fund for purposes of discussing Fund performance and other significant issues.

E. Salomon Smith Barney will furnish Company with a summary description of each Fund. Company shall review each summary and submit any comments thereon to Salomon Smith Barney within ten days of Company's receipt thereof. If no comments are received within such time frame, Salomon Smith Barney shall be entitled to use the summary in connection with its marketing of the Funds through the Programs. If comments are received within the specified time frame, Salomon Smith Barney shall be entitled to use the summary after incorporating the comments agreed to by Salomon Smith Barney and Company. Company shall notify Salomon Smith Barney promptly of any changes to the information contained in a previously reviewed summary and Salomon Smith Barney shall incorporate such changes as are agreed to by Salomon Smith Barney and Company (after which Salomon Smith Barney shall be entitled to use the revised summary in connection with its marketing of the Funds through the Programs). An "Approved .Fund Summary" is any summary that, under the terms of this Section 12E, Salomon Smith Barney is entitled to use in connection its marketing of the Funds through the Programs.

13.  Liability and Indemnification

A. Company acknowledges and agrees that neither Salomon Smith Barney nor any other Salomon Smith Barney Party (as defined below) is responsible for: (i) any information contained in any prospectus, statement of additional information, registration statement, annual report, proxy statement, or item of advertising or marketing material of or relating to any Fund (except for advertising or marketing materials prepared by Salomon Smith Barney); (ii) any Fund Data provided to Salomon Smith Barney; (iii) the registration or qualification of any shares of any Fund under any federal or applicable state laws; or (iv) the compliance or failure to comply by any Company Party (as defined below), with any applicable federal or state law, rule, or regulations of any self-regulatory organization with jurisdiction over any Company Party, except to the extent that the failure to so comply by such Company Party is caused by a Salomon Smith Barney Party's failure to comply with any of the foregoing laws, rules, or regulations or its breach of this Agreement. For purpose of this Agreement, a "Company Party" shall include Company, its affiliates and the Funds and any of their respective officers, directors, trustees, employees and agents and a "Salomon Smith Barney Party" shall include Salomon Smith Barney, its affiliates and any of their respective officers, directors, trustees, employees and agents.

B. Salomon Smith Barney acknowledges and agrees that neither Company nor any other Company Party is responsible for (i) any information contained in any advertising or marketing materials prepared by Salomon Smith Barney, except for information provided by a Company Party or contained in any Fund prospectus, statement of additional information, registration statement, annual report, proxy statement, or item of advertising or marketing material prepared by a Company Party; or (ii) the compliance or failure to comply by a Salomon Smith Barney Party with any applicable law, rule, or regulation governing such Salomon Smith Barney Party, except to the extent that the Salomon Smith Barney Party's or such agents' failure to comply with any such law, rule or regulation is caused by the failure of a Company Party to comply with any applicable law, rule, or regulation or its breach of this Agreement.

C. Company shall indemnify, defend and protect each Salomon Smith Barney Party and hold each of them harmless from and against any and all claims, demands, actions, losses, damages, liabilities, costs, charges, reasonable counsel fees, and expenses of any nature it or they incur ("Losses") arising out of or from, with respect to each Fund: (i) any actions of any Company Party relating to the sale of Fund shares, including but not limited to any statements or representations contained in any sales or other material relating to the Funds that Company Parties provide to a Salomon Smith Barney Party or any other statements or representations, written or oral, concerning the Funds that Company Parties make to a Salomon Smith Barney Party;
(ii) any material mistatement in omission of a material fact from a Fund's current prospectus, registration statement, statement of additional information, annual report or proxy statement or any advertising or promotional material generated by any Company Party; (iii) any Fund Data furnished to Salomon Smith Barney by or on behalf of Company or a Fund and any Approved Fund Summary; (iv) any failure of any Fund or its shares to be properly registered or qualified for sale and available for sale to the public under any applicable federal law and regulation or the applicable laws and regulations of any state, any US territory or the District of Columbia unless Company has notified Salomon Smith Barney in writing that the Fund and its shares are not qualified for sale in a particular jurisdiction and Salomon Smith Barney sells shares of the Fund in such jurisdiction after such notification; (v) any material breach by any Company Party of any representation, warranty, covenant, or agreement contained in this Agreement; and (vi) the actions of any Company Party relating to the processing of purchase, exchange and redemption orders and the servicing of shareholder accounts to the extent such actions constitute willful misfeasance, bad faith or gross negligence by a Company Party.

D. Salomon Smith Barney shall indemnify, defend and protect each Company Party, and hold each of them harmless from and against any and all Losses arising out of or from, with respect to each Fund: (i) any material statements or representations or omissions of material facts that a Salomon Smith Barney Party makes concerning the Fund that are inconsistent with either the Fund's current prospectus, statement of additional information, periodic reports to shareholders, proxy statements or any other material any Company Party has provided in writing to a Salomon Smith Barney Party; (ii) any sale of shares of the Fund by Salomon Smith Barney where the Fund or its shares are not properly registered or qualified for sale in any state, any US territory or the District of Columbia after Company has notified Salomon Smith Barney in writing that the Fund and its shares are not qualified for sale in such jurisdiction; (iii) any material breach by Salomon Smith Barney of any representation, warranty, covenant, or agreement contained in this Agreement; and (iv) any actions of a Salomon Smith Barney Party actions in connection with its performance of the services described in Section 2 to the extent such actions constitute willful misfeasance, bad faith or gross negligence by such Salomon Smith Barney Party.

14.  Arbitration

If a dispute arises between Salomon Smith Barney and Company with respect to this Agreement which the parties are unable to resolve themselves, it shall be settled by arbitration in accordance with the then-existing NASD Code of Arbitration Procedure ("NASD Code"). The parties agree, that to the extent permitted by the NASD Code, the arbitrator(s) shall be selected from the securities industry and the arbitration proceeding shall be held in New York City.

15. Term and Termination of Agreement

A. This Agreement shall become effective on the date first set forth above and shall continue in effect until terminated as provided herein. This Agreement may be terminated by either party hereto at any time upon at least ninety (90) days' written notice. Notwithstanding the foregoing, this Agreement is terminable (i) upon less than ninety (90) days' notice if required by applicable law, rule, regulation, order or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over the terminating party and (ii) by any party at any time by giving 30 days' written notice to the other party(ies) in the event of a material breach of this Agreement by the other party or parties that is not cured during such 30-day period.

B. After the termination of this Agreement, the fees described in Schedule 1 will continue to be due under the circumstances described therein. Salomon Smith Barney agrees that, in the event of termination of this Agreement as provided in this Section 15, it shall provide Company with such reports and certificates as the Company may reasonably request as necessary to determine that the continued payment of fees has been calculated in accordance with this Agreement.

16.  Notices

All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

                  To Company:       _____________________

                                    _____________________

                                    _____________________

                                    Attention:______________________
                                    With a copy to:_________________

                  To Salomon Smith Barney:
                           Salomon Smith Barney Inc.
                           388 Greenwich Street
                           New York, New York 10013
                           Attention:  Anne Gray
                           With a copy to: Michael Scanlon
                           (212) 723-9040 (phone)
                           (212) 816-8621 (facsimile)


Any notice, demand or other communication given in a manner prescribed in this
Section 16 shall be deemed to have been delivered on receipt.

17.  Nonexclusivity

Each party to this Agreement acknowledges that the other party hereto may enter into similar agreements with third parties.

18.  Miscellaneous

A. This Agreement represents the entire agreement between the parties with regard to the matters described herein, and may not be modified or amended except by written instrument executed by all parties. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. This Agreement is made and shall be construed under the laws of the State of New York without giving effect to principles of conflict of laws. This Agreement supersedes all previous agreements and understandings between the parties with respect to its subject matter. If any provision of the Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of the Agreement shall not be affected thereby. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

B. As used in this Agreement, an "affiliate" of a party means any entity or person controlling, controlled by or under common control with such party.

C. The provisions of Sections 5, 10, 11,13,14,15B, 18 and Schedule 1 shall survive the termination of this Agreement.

D. All Exhibits and Schedules, as they may be amended from time to time, are incorporated herein by reference and made part of this Agreement.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.



SALOMON SMITH BARNEY INC.                Seix Investment Advisors, Inc.
                                         ------------------------------

By:   /s/ Anne Gray                      By:   /s/ Peter J. Bourke
      ------------------------                 --------------------

Name:                                    Name:
      ------------------------                 --------------------

Title:      VP                           Title:      COO
      ------------------------                 --------------------

                                    EXHIBIT A

                              OPERATING PROCEDURES

Except as otherwise indicated, all references to Salomon Smith Barney in this Exhibit A shall be deemed to include any affiliate or agent of Salomon Smith Barney that is involved in communicating Instructions to the Funds on behalf of Salomon Smith Barney. All time deadlines set forth below are eastern time.

A. If a Fund does not execute and settle ("process") orders for the purchase (including reinvestment of dividends and distributions), redemption, exchange and transfer of its shares ("Orders") through the NSCC Fund/Serve system (the "NSCC"), the Fund will use its best efforts to provide Smith Barney, by 6:30 p.m. Eastern Time ("E.T.") on each business day, with the Fund's closing net asset value for that day.

B. Any Fund that processes Orders through NSCC will use its best efforts to execute (and thereby transmit the information to NSCC) by 7 p.m. E.T. on each business day all Orders that correspond to Instructions (as defined in the attached Agreement) received by Salomon Smith Barney before the close of the New York Stock Exchange on such day and transmitted by Salomon Smith Barney to NSCC by 6 p.m. E.T. on such day. If a Fund normally processes Orders through NSCC, but is unable to meet the 7 p.m. deadline on any business day, it will use its best efforts to provide Salomon Smith Barney, by 6:30 p.m. E.T. of such day, with the Fund's closing net asset value for that day. In cases where Smith Barney Plan Services (an affiliate of Salomon Smith Barney) is transmitting Instructions on behalf of Clients that are retirement plans, the 7:00 p.m. and 6:00 p.m. deadlines set forth above shall be substituted, respectively, with 7:00 a.m. and 3:00 a.m. next business day deadlines (i.e., if Smith Barney Plan Services receives Instructions before the close of the NYSE on a business day and communicates those Instructions to NSCC by 3:00 a.m. the next business day, the Fund will execute (and transmit the information to NSCC) the orders that corresponds to the Instructions by 7:00 a.m. on such business day).

C. If a Fund that processes Orders through NSCC receives Instructions from Salomon Smith Barney by 9:30 a.m. E.T. on the business day ("T+1") immediately succeeding the day on which Salomon Smith Barney received, before the close of the New York Stock Exchange on such day, the Instructions from its Client, the Order that corresponds to the Instructions will be executed as of and at the net asset value of the Fund shares at the close of business on the trade date (i.e., "T," which is the date on which Salomon Smith Barney received the Instructions prior to 4:00 p.m. E.T.); with no loss to Salomon Smith Barney. Each such Order will be settled on: (i) T+1, if the Fund executes the transaction (and thereby transmits the information to NSCC) no later than 11 a.m. E.T. on T+1; or (ii) T+2, if the Fund executes the transaction (and thereby transmits the information to NSCC) after 11 a.m. E.T. on T+1.

D. To the extent Salomon Smith Barney holds shares of a Fund in street name on behalf of its Clients in an omnibus account established with the Fund (an "Omnibus Account"), the Fund will provide Salomon Smith Barney with a daily report setting forth all activity occurring in the Omnibus Account during each day.

E. In the event a Fund that does not process orders through NSCC pays on any day ("Issue Date") a dividend to an Omnibus Account maintained by Salomon Smith Barney with the Fund, and Salomon Smith Barney notifies the Fund by 11:00 a.m. E.T. on the day immediately succeeding the Issue Date that it wishes to reinvest the dividend, the Fund shall reinvest the dividend as of the Issue Date and at the net asset value of Fund shares at the close of business on the Issue Date; with no loss to Salomon Smith Barney as broker in connection with the transaction.

F. On a daily basis, each Fund will provide Salomon Smith Barney with a report of any Orders that correspond to Instructions that have been executed by the Fund but have not settled within the applicable time frames, as set forth in this Exhibit A.

G. On a daily basis, each Fund will notify Salomon Smith Barney if the number of Fund shares to be redeemed, whether from an Omnibus Account or from an account established with the Fund in the name of a Client, exceeds the aggregate number of shares held in such accounts. No Fund will reject a redemption Instruction (and corresponding redemption order) for this reason without first contacting Salomon Smith Barney.

H. Each Fund will provide Salomon Smith Barney with a list of the names, titles and telephone numbers of the personnel designated and authorized to receive Instructions from Smith Barney and communicate with Salomon Smith Barney regarding corresponding Orders and related matters.

I. No Fund will make any changes to the cusip number of its shares without giving Salomon Smith Barney reasonable prior notice of the proposed change.

J. Each Fund will accept from Salomon Smith Barney Instructions, which shall include the standard indemnity contained in instructions of this nature, via facsimile. Salomon Smith Barney will not provide the Fund with a hard-copy of such Instructions.

K. For purposes of this Exhibit A, the obligations of the Funds as set forth herein shall be deemed to be obligations of the Company, the Funds' transfer agent and any other agent or employee acting on behalf of the Funds or any individual Fund.

L. The parties agree that, in connection with transactions in Fund shares, they (and their affiliates) shall participate in the NSCC's Fund/SERV system ("Fund/SERV") and the NSCC Networking System in compliance with the rules and procedures established by the NSCC, including the standard NSCC Networking Agreement.

                                    EXHIBIT B

                                     NOTICES



Company Name:  ______________________________

         Address:  __________________________

                   __________________________

Contact person:   ________________________________

                  ____________ (telephone number)
                  ____________ (facsimile number)

                                                                      SCHEDULE 1


                                      FEES



I. CUSTODY AND TRADING PROGRAMS

Company and/or the Funds shall pay the following amounts to Salomon Smith
Barney:

0.35% of the average daily net asset value of all Client assets invested in the Funds (including assets invested through reinvestment of dividends and distributions) through a Program (other than a retirement Program), payable quarterly, in arrears. Salomon Smith Barney shall compute the fee for each calendar quarter, which shall be the product of (a) the average daily net asset value of Client assets invested in the Funds through a Program (other than a retirement Program) during the quarter; (b) the number of days in the quarter; and (c) the quotient of 0.0025 divided by 365. The fees described in this paragraph I shall survive any termination of the Participation Agreement for so long as Salomon Smith Barney continues to provide shareholder services (as described in Section 2A of the Participation Agreement) to such Clients.

II. ADVISORY PROGRAMS (TRAK NAV)

Company and/or the Funds shall pay the following amounts to Salomon Smith
Barney:

0.35% of the average daily net asset value of all Client assets invested in the Funds (including assets invested through reinvestment of dividends and distributions) through a Program (other than a retirement Program), payable quarterly, in arrears. Salomon Smith Barney shall compute the fee for each calendar quarter, which shall be the product of (a) the average daily net asset value of Client assets invested in the Funds through a Program (other than a retirement Program) during the quarter; (b) the number of days in the quarter; and (c) the quotient of 0.0035 divided by 365. The fees described in this paragraph II shall survive any termination of the Participation Agreement for so long as Salomon Smith Barney continues to provide shareholder services (as described in Section 2A of the Participation Agreement) to such Clients.

III. RETIREMENT PROGRAMS

Company and/or the Funds shall pay the following amounts to Salomon Smith
Barney:

(i) 0.25% of the average daily net asset value of all Client assets invested in the Funds (including assets invested through reinvestment of dividends and distributions) through a retirement Program, payable quarterly, in arrears. Salomon Smith Barney shall compute the fee for each calendar quarter, which shall be the product of (a) the average daily net asset value of Client assets invested in the Funds through a retirement Program during the quarter; (b) the number of days in the quarter; and (c) the quotient of 0.0025 divided by 365. The fees described in this paragraph III(i) shall survive any termination of the Participation Agreement for so long as Salomon Smith Barney continues to provide shareholder services (as described in Section 2A of the Participation Agreement) to such Clients.

(ii) In addition to the fees described in paragraph III(i) above, for each Fund, Salomon Smith Barney shall receive $16.00 annually per each participant in a retirement plan (a "Plan") that is an investor in the Fund pursuant to a retirement Program. Payment shall be made quarterly, in arrears, based upon the number of participants who are investors in such Fund through a Plan for any part of the subject quarter. Company's obligation to pay (or cause the

Funds to pay) the fees described in this paragraph III(ii) shall survive any termination of the Participation Agreement for so long as the participant continues to be an investor in any of the Funds through a retirement Program.

The fees described in this Schedule 1 will be payable to Salomon Smith Barney within 15 days of receipt by Company of Salomon Smith Barney's invoice for such fees.

This Schedule 1 may be amended from time to time by Salomon Smith Barney and Company executing a revised Schedule 1 and the terms of the Participation Agreement will otherwise remain in effect.



SALOMON SMITH BARNEY INC.                Seix Investment Advisors, Inc.
                                         ------------------------------

By:   /s/ Anne Gray                      By:   /s/ Peter J. Bourke
      ------------------------                 --------------------

Name:                                    Name:
      ------------------------                 --------------------

Title:      VP                           Title:      COO
      ------------------------                 --------------------